Exhibit 33.3

Management Assessment

Management of Perpetual Trustee Company Limited (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d)(2)(ii), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv) of Regulation AB of the Securities and Exchange Commission as of and for the year ended 31 March 2014. The transactions covered by this report include asset-backed securities transactions listed in Appendix B that are backed by auto finance receivables for which the Company served as issuer trustee and that were registered with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933 (the Platform). Management has determined that all other criteria set forth in Item 1122(d) are not applicable to the Company because the Company does not perform activities with respect to the Platform relating to those criteria.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended 31 March 2014. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, except those criteria listed as ‘Inapplicable Servicing Criteria’ in Appendix A, as they are inapplicable to the Company based on the activities it performs with respect to the Platform.

Based on such assessment, management believes that, as of and for the year ended 31 March 2014, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform. With respect to applicable servicing criterion 1122(d)(2)(ii), 1122(d)(3)(ii), 1122(d)(3)(iii) and 1122(d)(3)(iv), management has determined that there were no activities performed during the year ended 31 March 2014 with respect to the SMART ABS Series 2014-1US Trust, because there were no occurrences of events that would require the Company to perform such activities.

KPMG, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended 31 March 2014.

/s/ Craig Cullen
Craig Cullen
Senior Manager – Capital Markets Fiduciary Services

26/6/2014
Date

Appendix A – Inapplicable Servicing Criteria under Item 1122(D) of Regulation AB

Item 1122(d)(1)(i)
Item 1122(d)(1)(ii)
Item 1122(d)(1)(iii)
Item 1122(d)(1)(iv)
Item 1122(d)(2)(i)
Item 1122(d)(2)(iii)
Item 1122(d)(2)(iv)
Item 1122(d)(2)(v)
Item 1122(d)(2)(vi)
Item 1122(d)(2)(vii)
Item 1122(d)(3)(i)
Item 1122(d)(4)(i)
Item 1122(d)(4)(ii)
Item 1122(d)(4)(iii)
Item 1122(d)(4)(iv)
Item 1122(d)(4)(v)
Item 1122(d)(4)(vi)
Item 1122(d)(4)(vii)
Item 1122(d)(4)(viii)
Item 1122(d)(4)(ix)
Item 1122(d)(4)(x)
Item 1122(d)(4)(xi)
Item 1122(d)(4)(xii)
Item 1122(d)(4)(xiii)
Item 1122(d)(4)(xiv)
Item 1122(d)(4)(xv)

Appendix B

•	SMART ABS Series 2012-4US Trust

•	SMART ABS Series 2013-1US Trust

•	SMART ABS Series 2013-2US Trust

•	SMART ABS Series 2014-1US Trust